Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 18, 2021 relating to the financial statements of First Majestic Silver Corp. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2020.

Chartered Professional Accountants
Vancouver, Canada
July 23, 2021